October 15, 2002
                                                           FOR IMMEDIATE RELEASE

           Washington Mutual Announces Strong Third Quarter Earnings;
                         Company Continues Steady Growth
                   Board of Directors Increases Cash Dividend

     SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today announced strong third quarter earnings of $976 million, or $1.01 per diluted share, for the quarter ended September 30, 2002, up 7 percent on a per share basis from $832 million, or 94 cents per diluted share for the same period a year ago.

     Comparatives  for 2001 do not  include  results  from  Dime  Bancorp,  Inc.
(Dime), which Washington Mutual acquired on January 4, 2002 or the results of operations of HomeSide Lending, Inc. (HomeSide), certain operations of which Washington Mutual acquired on March 1, 2002 and the stock of which Washington Mutual acquired on October 1, 2002. In addition, new accounting rules eliminated the amortization of goodwill in 2002. The impact of goodwill amortization on net income in the third quarter of 2001 was $37 million, or 5 cents per diluted share.

     Highlights of the recently completed quarter included:

     o Solid growth in the company's consumer banking business, including a 28 percent increase in depositor and other retail banking fees, year over year; and quarterly retail checking account growth of more than 274,000 net new accounts;

     o record loan volume of $75.48 billion, an increase of 59 percent year over year, including record SFR loan volume;

     o    stable credit performance;

     o continued successful management of the company's mortgage servicing rights; and

     o the repurchase of more than 26 million shares of the company's common stock.

     "Washington   Mutual's  third  quarter  results  represent  the  successful execution of our strategies and the continuation of solid growth in the key drivers of our business," said Kerry Killinger, the company's chairman, president and CEO. "In addition, our employees continued to make excellent progress toward our goal of building a leading growth retailer of consumer financial services."

                                    - more -

WM

BOARD OF DIRECTORS INCREASES DIVIDEND

     Based on the company's continued strong operating fundamentals and financial performance, Washington Mutual's Board of Directors declared a cash dividend of 28 cents per share on the company's common stock, up from 27 cents per share in the previous quarter. Dividends on the common stock are payable on November 15, 2002 to shareholders of record as of October 31, 2002.

SECOND-QUARTER RESULTS

Net Interest and Noninterest Income

     Net interest income in the third quarter of 2002 was $1.92 billion, up 6 percent from $1.82 billion in the prior year's third quarter but down from $2.10 billion in the second quarter of 2002, as expected.

     The net interest  spread for the quarter was 3.13  percent,  compared  with
3.22 percent for the same period a year earlier and 3.37 percent in the second quarter of 2002. The margin was 3.36 percent in the most recent quarter versus
3.53 percent in the third quarter of 2001 and 3.54 percent in the second quarter of 2002. The decline in the margin reflected the effect of last year's Federal Reserve rate cuts on asset yields and an increase in borrowing rates that resulted from the company's interest-rate risk management initiatives.

     Depositor and other retail banking fees were $426 million, up 28 percent from $333 million a year earlier. In addition, during the third quarter, the company added more than 274,000 net new retail checking accounts.

     Low residential mortgage rates enabled the company to generate a record amount of salable SFR loan volume. During the quarter, the company recognized gains from SFR mortgage loans of $402 million.

     Anticipated higher prepayment rates within the company's mortgage servicing rights (MSR) portfolio resulted in the addition of $1.85 billion to the impairment reserve. However, the impairment was offset by the company's successful MSR risk management activities.

     "Our MSR risk management activities continue to be effective and we believe the company is positioned to offset potential impairments to the value of the MSR portfolio should interest rates fall further," Killinger said.


                                    --more--

WM

     Washington Mutual continues to monitor the size of its mortgage servicing asset, while exploring opportunities to limit its excess servicing rights.

     In the third quarter, as part of the active management of its mortgage servicing asset, the company sold $111 million in excess servicing rights in a privately placed transaction for no material loss or gain. During the second quarter, the company sold $711 million in excess servicing rights.

Lending

     The third quarter saw total loan volume of $75.48 billion for the quarter, up 59 percent from $47.45 billion one year ago.

     SFR loan volume was $67.62 billion, up 57 percent from $43.09 billion one year ago, and up from the second quarter's record of $50.45 billion. Approximately 42 percent of the third-quarter's SFR volume represented adjustable-rate mortgages and approximately 67 percent of the SFR loan volume was a result of refinances.

     Lending volume for loans other than SFR remained strong, totaling $7.86 billion for the most recent quarter, up 80 percent over $4.36 billion in the third quarter of 2001, and compared with $ 7.33 billion during the second quarter of 2002.

Efficiency Ratio

     The efficiency ratio, defined as noninterest expense (excluding amortization of other intangible assets and, in 2001, amortization of goodwill) as a percentage of net interest income and noninterest income, was 48.48 percent in the most recent quarter compared with 41.29 percent in the third quarter of 2001 and 47.45 in the second quarter of 2002. The higher efficiency ratio reflects the compression of the net interest margin and the company's strategy of limiting asset growth in today's lower rate environment.

     Noninterest expense totaled $1.63 billion in the third quarter of 2002, compared with second quarter 2002's figure of $1.60 billion and $1.15 billion in the third quarter of 2001, due to the Dime and HomeSide acquisitions.

Credit Quality Remains Stable

     Killinger said that Washington Mutual's credit quality remains in line with the company's expectations. Total nonperforming assets were $2.50 billion at September 30, 2002, virtually unchanged from $2.51 billion at June 30, 2002.

                                    - more -

WM

     Reflecting a stable credit environment and a lower level of net charge offs, the provision for loan and lease losses was $135 million, versus $200 million for the same period in the previous year, and $160 million in the second quarter of 2002. The allowance for loan and lease losses was $1.71 billion at September 30, 2002. Net loan charge offs for the third quarter were $88 million, compared with $116 million in the second quarter of 2002.

Balance Sheet and Capital Management

     Consolidated assets at September 30, 2002 were $261.10 billion, compared with $261.28 billion at June 30, 2002, primarily reflecting the company's decision to deploy capital to repurchase shares of the company's common stock versus balance sheet growth.

     Total deposits increased to $140.61 billion at the end of the third quarter. Deposits in checking, savings and money market accounts increased $13.96 billion from the previous quarter and at September 30, 2002 represented 76 percent of total deposits, compared with 72 percent at June 30, 2002.

     Stockholders' equity at September 30, 2002 totaled $20.16 billion and the capital ratios of Washington Mutual's banking subsidiaries continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

     During the quarter, the company repurchased approximately 26 million shares of its common stock at an average price of $34.60. The tangible common equity ratio was 5.30 percent at September 30, 2002.

Company Updates

     o Washington Mutual, Inc. completed its acquisition of the stock of the parent company of HomeSide Lending, Inc., the U.S. mortgage unit of the National Australia Bank Limited. The company acquired HomeSide's
          1.4 million customer relationships nationwide associated with its $131 billion mortgage servicing portfolio.

     o    The Washington  Mutual Premium Income Equity  Securities (PIES) (NYSE:
          XWM) settled on August 16, 2002. Holders of the PIES received 2.1704 shares of WM common stock and 1.113 shares of BNKUZ for each PIES. Fractional shares were paid in cash. Because PIES are no longer outstanding, they are being delisted from the New York Stock Exchange at the request of Washington Mutual.

                                    - more -

WM


     o John Rostas was hired as senior vice president of operational excellence. He is in charge of evaluating the company's business processes and creating strategies to improve efficiencies. Rostas is from United Technologies, a division of Carrier Corp., Farmington, Conn., where he was the vice president of quality. Prior to Carrier Corp., Rostas served in several divisions at General Electric, including Aerospace and Appliances. His background includes engineering, operations and program management roles.

Outlook

     "Having completed three quarters of 2002, we expect it to be yet another record-breaking year for Washington Mutual," Killinger said. "While our business is performing very well, we are cognizant of the importance of closely monitoring economic conditions in the current environment. Therefore, our management team is focused on identifying capital deployment opportunities that combine attractive returns with lower relative risk, while creating long-term value for shareholders."

About Washington Mutual

     With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At September 30, 2002, Washington Mutual and its subsidiaries had assets of $261.10 billion. Washington Mutual currently operates more than 2,500 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.

     A live webcast of the company's quarterly earnings conference call will be held on Wednesday, October 16 at 10:30 a.m. Eastern Time at www.wamu.com or via phone at 1-888-730-9135. International callers may dial 1-712-257-3320. A recording of the conference call will be available after 1 p.m. Eastern Time on Wednesday, October 16, 2002 through 11:59 p.m. Eastern Time on Friday, October 25, 2002 at 1-800-677-4011. Callers from outside the United States may dial 1-402-998-1119.

                                    --more--

WM


Forward-Looking Statements

     This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading, "Business Factors That May Affect Future Results" in Washington Mutual's 2001 Annual Report on Form 10-K which include: (1) changes in general business and economic conditions may significantly affect our earnings; (2) the risk of our inability to effectively manage the volatility of our mortgage banking business could adversely affect our earnings; (3) the risk of our inability to effectively integrate the operations and personnel of companies we have acquired could adversely affect our earnings and financial condition; (4) the concentration of our operations in California could adversely affect our operating results if the California economy or real estate market declines; (5) competition from other financial services companies in our markets could adversely affect our ability to achieve our financial goals; and (6) changes in the regulation of financial services companies could adversely affect our business.

                                       ###

Media Contact:          Alan Gulick
                        206.377.3637
                        alan.gulick@wamu.net

Investor Contacts:      JoAnn DeGrande
                        206.461.3186
                        joann.degrande@wamu.net

                        Ruthanne King
                        206.461.6421
                        ruthanne.king@wamu.net

                             Washington Mutual, Inc.
                        Consolidated Statements of Income
                  (dollars in millions, except per share data)
                                   (unaudited)

                                                                                Quarter Ended                  Nine Months Ended
----------------------------------------------------------------------------------------------------------------------------------
                                                                      Sept. 30,    June 30,     Sept. 30,    Sept. 30,    Sept. 30,
                                                                          2002        2002          2001         2002         2001
----------------------------------------------------------------------------------------------------------------------------------
Interest Income
   Loans .........................................................   $   2,675    $   2,696    $   2,808    $   8,225    $   8,543
   Available-for-sale ("AFS") securities .........................         652          812          825        2,411        2,797
   Other interest and dividend income ............................          86           77           57          245          200
----------------------------------------------------------------------------------------------------------------------------------
      Total interest income ......................................       3,413        3,585        3,690       10,881       11,540
Interest Expense
   Deposits ......................................................         676          664          735        1,988        2,445
   Borrowings ....................................................         818          821        1,139        2,478        4,246
----------------------------------------------------------------------------------------------------------------------------------
      Total interest expense .....................................       1,494        1,485        1,874        4,466        6,691
----------------------------------------------------------------------------------------------------------------------------------
          Net interest income ....................................       1,919        2,100        1,816        6,415        4,849
Provision for loan and lease losses ..............................         135          160          200          470          375
----------------------------------------------------------------------------------------------------------------------------------
          Net interest income after provision for loan
           and lease losses ......................................       1,784        1,940        1,616        5,945        4,474
Noninterest Income
   Depositor and other retail banking fees .......................         426          398          333        1,185          937
   Securities fees and commissions ...............................          92           98           78          272          226
   Insurance income ..............................................          46           39           22          132           65
   Single-family residential ("SFR") mortgage
     banking (expense) income ....................................      (1,591)        (733)        (131)      (1,931)         407
   Portfolio loan related income .................................          85           75           49          226          134
   Gain from other AFS securities ................................         356          137          253          195          209
   Revaluation gain (loss) from derivatives ......................       1,582          857           (2)       2,423           (4)
   Gain on extinguishment of securities sold under
    agreements to repurchase......................................          98          121          125          293          125
   Net settlement income from certain interest-rate swaps ........         116          101            -          224            -
   Other income ..................................................         170          115          136          377          319
----------------------------------------------------------------------------------------------------------------------------------
       Total noninterest income ..................................       1,380        1,208          863        3,396        2,418
Noninterest Expense
   Compensation and benefits .....................................         719          732          507        2,141        1,389
   Occupancy and equipment .......................................         289          283          202          859          576
   Telecommunications and outsourced information services ........         136          134          111          409          322
   Depositor and other retail banking losses .....................          55           48           37          153           99
   Amortization of goodwill ......................................           -            -           39            -          102
   Amortization of other intangible assets .......................          25           26            9           77           25
   Professional fees .............................................          55           52           51          161          139
   Advertising and promotion .....................................          75           69           52          188          135
   Other expense .................................................         271          252          146          762          499
----------------------------------------------------------------------------------------------------------------------------------
       Total noninterest expense .................................       1,625        1,596        1,154        4,750        3,286
----------------------------------------------------------------------------------------------------------------------------------
           Income before income taxes ............................       1,539        1,552        1,325        4,591        3,606
Income taxes .....................................................         563          568          493        1,680        1,334
----------------------------------------------------------------------------------------------------------------------------------
Net Income .......................................................   $     976    $     984    $     832    $   2,911    $   2,272
==================================================================================================================================

Net Income Attributable to Common Stock ..........................   $     975    $     982    $     830    $   2,906    $   2,267
==================================================================================================================================
Net income per common share:
   Basic .........................................................   $    1.03    $    1.03    $    0.97    $    3.06    $    2.67
   Diluted .......................................................        1.01         1.01         0.94         3.01         2.63

Dividends declared per common share ..............................   $    0.27    $    0.26    $    0.23    $    0.78    $    0.66

Basic weighted average number of common shares outstanding
  (in thousands) .................................................     947,293      954,662      859,497      949,868      848,301
Diluted weighted average number of common shares outstanding
  (in thousands)..................................................     963,422      974,153      879,374      966,938      863,206


WM-2
                                  Washington Mutual, Inc.
                       Consolidated Statements of Financial Condition
                        (dollars in millions, except per share data)
                                        (unaudited)


                                                                                              Sept. 30,       Dec. 31,     Sept. 30,
                                                                                                  2002           2001          2001
------------------------------------------------------------------------------------------------------------------------------------
Assets
   Cash and cash equivalents .............................................................    $   5,122     $   3,563     $   3,723
   Federal funds sold and securities purchased under resale agreements ...................        2,413         2,481             -
   AFS securities:
      Mortgage-backed securities ("MBS") .................................................       26,494        28,568        37,217
      Investment securities ..............................................................       20,098        29,781        10,662
   Loans held for sale ...................................................................       26,440        23,842        18,035
   Loans:
      Loans held in portfolio ............................................................      150,930       132,991       132,900
      Allowance for loan and lease losses ................................................       (1,705)       (1,404)       (1,295)
------------------------------------------------------------------------------------------------------------------------------------
         Total loans held in portfolio, net of allowance for loan and lease losses .......      149,225       131,587       131,605
   Investment in Federal Home Loan Banks ("FHLBs") .......................................        3,792         3,873         3,822
   Mortgage servicing rights ("MSR") .....................................................        4,548         6,241         6,721
   Goodwill ..............................................................................        6,059         1,981         2,213
   Other assets ..........................................................................       16,910        10,589         9,640
------------------------------------------------------------------------------------------------------------------------------------
         Total assets ....................................................................    $ 261,101     $ 242,506     $ 223,638
====================================================================================================================================

Liabilities
   Deposits:
      Checking accounts ..................................................................    $  77,113     $  37,736     $  25,575
      Savings accounts and money market deposit accounts ("MMDAs") .......................       29,799        32,484        34,599
      Time deposit accounts ..............................................................       33,696        36,962        39,559
------------------------------------------------------------------------------------------------------------------------------------
         Total deposits ..................................................................      140,608       107,182        99,733
   Federal funds purchased and commercial paper ..........................................        1,845         4,690         4,472
   Securities sold under agreements to repurchase ("repurchase agreements") ..............       22,381        39,447        18,675
   Advances from FHLBs ...................................................................       55,752        61,182        65,623
   Other borrowings ......................................................................       13,415        12,576        15,580
   Other liabilities .....................................................................        6,939         3,264         4,924
------------------------------------------------------------------------------------------------------------------------------------
         Total liabilities ...............................................................      240,940       228,341       209,007
Redeemable preferred stock ...............................................................            -           102           102
Stockholders' equity .....................................................................       20,161        14,063        14,529
-----------------------------------------------------------------------------------------------------------------------------------
         Total liabilities, redeemable preferred stock, and stockholders' equity .........    $ 261,101     $ 242,506     $ 223,638
===================================================================================================================================

Common shares outstanding at end of period (in thousands) (1) ............................      953,752       873,089       879,831
Book value per common share ..............................................................    $   21.55     $   16.45     $   16.86
Tangible book value per common share .....................................................        14.96         14.18         14.57

Full-time equivalent employees at end of period ..........................................       50,329        39,465        37,830


(1) Includes 18 million shares held in escrow that were not included in the book value per share calculations.

WM-3
                             Washington Mutual, Inc.
                         Selected Financial Information
                  (dollars in millions, except per share data)
                                   (unaudited)

                                                                                                         Nine Months Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Sept. 30,               Sept. 30,
                                                                                                      2002                    2001
-----------------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity Rollforward
Balance, beginning of period .......................................................               $ 14,063                $ 10,166
Net income .........................................................................                  2,911                   2,272
Other comprehensive income, net of tax .............................................                    844                     694
Cash dividends declared on common stock ............................................                   (757)                   (564)
Cash dividends declared on redeemable preferred stock ..............................                     (5)                     (5)
Common stock repurchased and retired ...............................................                   (942)                      -
Common stock warrants issued, net of issuance costs ................................                      -                     398
Common stock issued for acquisitions ...............................................                  3,672                   1,389
Fair value of Dime stock options ...................................................                     90                       -
Common stock issued to redeem preferred stock ......................................                    102                       -
Common stock issued ................................................................                    183                     179
-----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                             $ 20,161                $ 14,529
===================================================================================================================================



                                                                                       Quarter Ended             Nine Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Sept. 30,    June 30,    Sept. 30,  Sept. 30,   Sept. 30,
                                                                               2002        2002         2001       2002        2001
------------------------------------------------------------------------------------------------------------------------------------
Pro Forma (1)
Income before income taxes .............................................    $ 1,539     $ 1,552     $ 1,325     $ 4,591     $ 3,606
Add back: goodwill previously amortized ................................          -           -          39           -         102
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes, excluding amortization of goodwill .........      1,539       1,552       1,364       4,591       3,708
Income taxes ...........................................................       (563)       (568)       (495)     (1,680)     (1,346)
------------------------------------------------------------------------------------------------------------------------------------
Net income, excluding amortization of goodwill .........................        976         984         869       2,911       2,362
Redeemable preferred stock dividends ...................................         (1)         (2)         (2)         (5)         (5)
------------------------------------------------------------------------------------------------------------------------------------
Net income attributable to common stock, excluding
   amortization of goodwill ............................................    $   975     $   982     $   867     $ 2,906     $ 2,357
====================================================================================================================================
Net income per diluted common share, excluding
   amortization of goodwill ............................................    $  1.01     $  1.01     $  0.99     $  3.01     $  2.73
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------

(1) Represents pro forma impact to net income for the quarter-to-date September 30, 2002, June 30, 2002 and September 30, 2001 and to year-to-date September 30, 2002 and 2001, assuming that the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, which eliminates the amortization of goodwill from net income, was applied to all periods presented. SFAS No. 142 became effective on January 1, 2002.

WM-4
                           Washington Mutual, Inc.
                        Selected Financial Information
               (dollars in millions, except per share amounts)
                                 (unaudited)

                                                                                                Quarter Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                                           Sept. 30,  June 30,    Mar. 31,  Dec. 30,      Sept. 30,
                                                                               2002      2002        2002      2001          2001
-----------------------------------------------------------------------------------------------------------------------------------
PROFITABILITY
    Net interest income ...............................................   $  1,919   $  2,100   $  2,396   $  2,027      $  1,816
    Net interest margin ...............................................       3.36 %     3.54 %     3.74 %     3.80 %        3.53 %
    Noninterest income ................................................   $  1,380   $  1,208   $    807   $    830      $    863
    Noninterest expense ...............................................      1,625      1,596      1,529      1,331         1,154
    Net income ........................................................        976        984        950        842           832
    Net income per common share:
        Basic .........................................................   $   1.03   $   1.03   $   1.00   $   0.98      $   0.97
        Diluted .......................................................       1.01       1.01       0.98       0.97          0.94
    Basic weighted average number of common shares
      outstanding (in thousands) ......................................    947,293    954,662    947,653    856,014       859,497
    Diluted weighted average number of common shares
       outstanding (in thousands) .....................................    963,422    974,153    963,242    868,951       879,374
    Return on average assets ..........................................       1.49 %     1.48 %     1.34 %     1.43 %        1.46 %
    Return on average common equity ...................................      18.70      20.27      20.53      23.36         23.64
    Efficiency ratio, excluding amortization of other intangible assets      48.48      47.45      46.96      44.99(4)      41.29(4)
    Efficiency ratio, including amortization of other intangible assets      49.25      48.22      47.75      46.58(5)      43.09(5)

ASSET QUALITY
    Period end:
      Nonaccrual loans(6) .............................................   $  2,188   $  2,232   $  2,391   $  2,030      $  1,726
      Foreclosed assets ...............................................        309        274        267        228           221
      Total nonperforming assets ......................................      2,497      2,506      2,658      2,258         1,947
      Restructured loans ..............................................        112        119        130        118           128
        Total nonperforming assets and restructured loans .............      2,609      2,625      2,788      2,376         2,075
      Allowance for loan and lease losses .............................      1,705      1,665      1,621      1,404         1,295
        Allowance as a percentage of total loans held in portfolio ....       1.13 %     1.14 %     1.11 %     1.06 %        0.97 %
    Quarter-to-date:
      Provision for loan and lease losses .............................   $    135   $    160   $    175   $    200      $    200
      Net charge offs .................................................         88        116         99         97            75

CAPITAL ADEQUACY
    Stockholders' equity/total assets .................................       7.72 %     7.50 %      6.59 %    5.80 %        6.50 %
    Stockholders' equity(1)/total assets(1) ...........................       7.55       7.51        6.80      5.89          6.24
    Tangible common equity(1)(2)/total assets(1)(2) ...................       5.30       5.28        4.69      5.14          5.41
    Estimated total risk-based capital/risk-weighted assets(3) ........      11.92      12.32       11.69     12.87         12.35

SUPPLEMENTAL DATA
    Average balance sheet:
       Average loans ..................................................   $171,900   $168,879   $174,770   $154,924      $151,930
       Average interest-earning assets ................................    229,364    236,504    255,175    214,063       206,799
       Average total assets ...........................................    261,148    266,836    284,345    236,335       228,457
       Average interest-bearing deposits ..............................    111,408    108,231    102,085     83,934        80,485
       Average noninterest-bearing deposits ...........................     24,065     22,417     21,767     19,699        18,691
       Average stockholders' equity ...................................     20,858     19,392     18,484     14,389        14,054
    Period-end balance sheet:
       Total loans held in portfolio, net of allowance
         for loan and lease losses ....................................    149,225    145,001    144,743    131,587       131,605
       Total loans held for sale ......................................     26,440     21,147     23,317     23,842        18,035
       Total interest-earning assets ..................................    230,167    230,852    241,296    221,536       202,636
       Total assets ...................................................    261,101    261,281    275,223    242,506       223,638
       Total interest-bearing deposits ................................    112,969    108,441    107,174     84,741        81,062
       Total noninterest-bearing deposits .............................     27,639     20,628     21,836     22,441        18,671
       Total stockholders' equity .....................................     20,161     19,586     18,128     14,063        14,529
    Dividends declared per common share .............................     $   0.27   $   0.26   $   0.25   $   0.24      $   0.23

____________________________________________________

(1) Excludes unrealized net gain/loss on available-for-sale securities and derivatives.
(2)  Excludes goodwill and intangible assets but includes MSR.
(3) Estimate of what the total risk-based capital ratio would be if Washington Mutual, Inc. was a bank holding company that complies with Federal Reserve Board capital requirements.
(4)  Excludes amortization of goodwill.
(5)  Includes amortization of goodwill.
(6)  Excludes nonaccrual loans held for sale.

WM-5
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                       Quarter Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                              Sept. 30, 2002             June 30, 2002            Sept. 30, 2001
                                                            Balance       Rate        Balance        Rate        Balance     Rate
-----------------------------------------------------------------------------------------------------------------------------------
Average Balances and Weighted Average Interest Rates
Assets

Interest-earning assets:
   Federal funds sold and securities purchased
      under resale agreements                               $   3,707      1.74%      $    1,995      1.89%      $     134     3.67%
   AFS securities(1):
      MBS                                                      24,882       5.53          22,471       5.96         37,863     6.83
      Investment securities                                    24,472       5.02          38,436       4.97         12,739     5.61
   Loans(2):
      SFR                                                     109,265       5.66         108,312       5.87        100,548     6.82
      Specialty mortgage finance(3)                            11,078       9.29          10,423       9.75          9,770    10.21
---------------------------------------------------------------------                 ----------                 ---------
         Total SFR                                            120,343       5.99         118,735       6.21        110,318     7.12
      SFR construction(4)                                       2,105       6.57           2,272       7.05          2,821     8.00
      Second mortgage and other consumer:
         Banking subsidiaries                                  16,762       6.50          16,057       6.66          9,946     8.05
         Washington Mutual Finance                              2,695      16.29           2,566      16.50          2,561    15.39
      Commercial business                                       5,007       5.69           4,963       5.54          5,302     6.91
      Commercial real estate:
         Multi-family                                          18,106       5.93          17,432       5.98         16,329     7.46
         Other commercial real estate                           6,882       6.55           6,854       6.46          4,653     7.65
---------------------------------------------------------------------                 ----------                 ---------
            Total loans                                       171,900       6.21         168,879       6.38        151,930     7.38
      Other                                                     4,403       6.23           4,723       5.67          4,133     5.21
---------------------------------------------------------------------                 ----------                 ---------
                Total interest-earning assets                 229,364       5.94         236,504       6.06        206,799     7.13
Noninterest-earning assets:
   MSR                                                          5,933                      7,828                     7,069
   Goodwill                                                     6,038                      5,952                     2,083
   Other                                                       19,813                     16,552                    12,506
---------------------------------------------------------------------                 ----------                 ---------
         Total assets                                       $ 261,148                 $  266,836                 $ 228,457
=====================================================================                 ==========                 =========

Liabilities
Interest-bearing liabilities:
   Deposits:
      Interest-bearing checking                             $  46,508       2.59      $   36,991       2.65      $   6,632     0.86
      Savings accounts and MMDAs                               29,963       1.45          32,249       1.51         36,532     2.88
      Time deposit accounts                                    34,937       2.98          38,991       3.06         37,321     4.84
----------------------------------------------------------------------                ----------                 ---------
         Total interest-bearing deposits                      111,408       2.41         108,231       2.46         80,485     3.62
   Federal funds purchased and commercial paper                 1,983       1.43           3,562       1.75          4,309     3.71
   Repurchase agreements                                       26,814       3.06          35,812       2.44         27,353     3.29
   Advances from FHLBs                                         56,926       3.00          59,651       2.75         62,614     4.17
   Other                                                       13,549       5.06          13,976       5.14         15,459     5.51
---------------------------------------------------------------------                 ----------                 ---------
         Total interest-bearing liabilities                   210,680       2.81         221,232       2.69        190,220     3.91
Noninterest-bearing sources:
   Noninterest-bearing deposits                                24,065                     22,417                    18,691
   Other liabilities                                            5,545                      3,795                     5,492
   Stockholders' equity                                        20,858                     19,392                    14,054
---------------------------------------------------------------------                 ----------                 ---------
            Total liabilities and stockholders' equity      $ 261,148                 $  266,836                  $228,457
=====================================================================                 ==========                 =========

   Net interest spread                                                      3.13                       3.37                    3.22
   Impact of noninterest-bearing sources                                    0.23                       0.17                    0.31

   Net interest margin                                                      3.36                       3.54                    3.53

-------------------------------

(1)  Yield is based on average amortized cost balances.

(2)  Nonaccrual loans were included in the average loan amounts outstanding.

(3) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.

(4) Includes loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale, and loans made directly to the intended occupant of a single-family residence.

WM-6
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                                    Nine Months Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Sept. 30, 2002             Sept. 30, 2001
                                                                                   Balance        Rate         Balance       Rate
-----------------------------------------------------------------------------------------------------------------------------------
Average Balances and Weighted Average Interest Rates
Assets
Interest-earning assets:
   Federal funds sold and securities purchased under
    resale agreements                                                             $  2,289        1.77%        $    273       5.83%
   AFS securities(1):
      MBS                                                                           24,199         5.62          44,882        7.08
      Investment securities                                                         37,301         4.98           9,818        5.61
   Loans(2):
      SFR                                                                          110,564         5.88          96,775        7.24
      Specialty mortgage finance(3)                                                 10,867         9.36           8,727       10.34
------------------------------------------------------------------------------------------                     --------
         Total SFR                                                                 121,431         6.19         105,502        7.50
      SFR construction(4)                                                            2,290         6.74           2,744        8.39
      Second mortgage and other consumer:
         Banking subsidiaries                                                       15,773         6.66           9,395        8.61
         Washington Mutual Finance                                                   2,584        16.44           2,573       15.22
      Commercial business                                                            5,204         5.58           4,670        7.67
      Commercial real estate:
         Multi-family                                                               17,699         6.08          16,675        7.95
         Other commercial real estate                                                6,859         6.61           4,528        8.08
------------------------------------------------------------------------------------------                     --------
            Total loans                                                            171,840         6.38         146,087        7.80
      Other                                                                          4,624         6.17           4,053        6.17
------------------------------------------------------------------------------------------                     --------
                Total interest-earning assets                                      240,253         6.04         205,113        7.50
Noninterest-earning assets:
   MSR                                                                               6,918                        4,858
   Goodwill                                                                          5,757                        1,825
   Other                                                                            17,763                       10,150
------------------------------------------------------------------------------------------                     --------
         Total assets                                                             $270,691                     $221,946
==========================================================================================                     ========
Liabilities
Interest-bearing liabilities:
   Deposits:
      Interest-bearing checking                                                   $ 35,873         2.65        $  6,408        1.35
      Savings accounts and MMDAs                                                    33,357         1.49          36,772        3.47
      Time deposit accounts                                                         38,628         3.13          35,698        5.34
------------------------------------------------------------------------------------------                     --------
         Total interest-bearing deposits                                           107,858         2.46          78,878        4.14
   Federal funds purchased and commercial paper                                      3,690         1.73           4,685        4.76
   Repurchase agreements                                                            38,595         2.21          29,550        4.63
   Advances from FHLBs                                                              60,595         2.78          63,698        5.06
   Other                                                                            13,892         5.10          12,929        6.68
------------------------------------------------------------------------------------------                     --------
         Total interest-bearing liabilities                                        224,630         2.66         189,740        4.72
Noninterest-bearing sources:
   Noninterest-bearing deposits                                                     22,175                       15,248
   Other liabilities                                                                 4,299                        4,150
   Stockholders' Equity                                                             19,587                       12,808
------------------------------------------------------------------------------------------                     --------
         Total liabilities and stockholders' equity                               $270,691                     $221,946
==========================================================================================                     ========
  Net interest spread                                                                              3.38                        2.78
  Impact of noninterest-bearing sources                                                            0.17                        0.36
  Net interest margin                                                                              3.55                        3.14

______________________________________________
(1)  Yield is based on average amortized cost balances.

(2)  Nonaccrual loans were included in the average loan amounts outstanding.

(3) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.

(4) Includes loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale, and loans made directly to the intended occupant of a single-family residence.

WM-7
                  Washington Mutual, Inc.
              Selected Financial Information
                        (unaudited)




                                                                                 Quarter Ended                   Nine Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                        Sept. 30,     June 30,    Sept. 30,    Sept. 30,   Sept. 30,
                                                                            2002         2002         2001         2002        2001
------------------------------------------------------------------------------------------------------------------------------------
Basic and Diluted Weighted Average Number of Common Shares Outstanding (in thousands)
Basic weighted average number of common
  shares outstanding ..............................................      947,293      954,662      859,497      949,868     848,301
     Dilutive effect of potential common shares from:
         Stock options ............................................        8,460        9,911        9,336        8,991       9,050
         Premium Income Equity SecuritiesSM (1) ...................          775        1,671        1,782        1,269       1,372
         Trust Preferred Income Equity
            Redeemable SecuritiesSM ...............................        6,894        7,909        8,759        6,810       4,483
------------------------------------------------------------------------------------------------------------------------------------
                                                                          16,129       19,491       19,877       17,070      14,905
------------------------------------------------------------------------------------------------------------------------------------
Diluted weighted average number of common
  shares outstanding ..............................................      963,422      974,153      879,374      966,938     863,206
====================================================================================================================================


(1)  Redeemed on August 16, 2002.

WM-8
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)


                                                                      Quarter Ended                             Nine Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                            Sept. 30,        June 30,        Sept. 30,      Sept. 30,      Sept. 30,
                                                                2002            2002            2001            2002           2001
------------------------------------------------------------------------------------------------------------------------------------
Loan Volume
   SFR:
      Adjustable rate ("ARMs") .....................        $ 25,928        $ 16,093        $  9,120        $ 58,629        $ 24,333
      Fixed rate ...................................          38,323          30,999          30,781         108,553          68,258
      Specialty mortgage finance (1) ...............           3,370           3,358           3,186          10,048           8,406
------------------------------------------------------------------------------------------------------------------------------------
         Total SFR loan volume .....................          67,621          50,450          43,087         177,230         100,997
   SFR construction:
      Builder (2) ..................................             629             589             144           1,635           2,058
      Custom (3) ...................................             152             136             142             384             512
   Second mortgage and other consumer:
      Banking subsidiaries .........................           3,554           3,912           2,280          11,186           5,780
      Washington Mutual Finance ....................             496             536             499           1,484           1,453
   Commercial business .............................             533             598             573           1,774           2,148
   Commercial real estate:
      Multi-family .................................           1,870           1,242             580           3,976           1,982
      Other commercial real estate .................             628             316             145           1,280             783
------------------------------------------------------------------------------------------------------------------------------------
         Total loan volume .........................        $ 75,483        $ 57,779        $ 47,450        $198,949        $115,713
====================================================================================================================================

Loan Volume by Channel
   Originated ......................................        $ 52,020        $ 39,667        $ 27,022        $135,225        $ 76,783
   Purchased/Correspondent .........................          23,463          18,112          20,428          63,724          38,930
------------------------------------------------------------------------------------------------------------------------------------
         Total loan volume by channel ..............        $ 75,483        $ 57,779        $ 47,450        $198,949        $115,713
====================================================================================================================================

Refinancing Activity (4)
   SFR:
      ARMs .........................................        $ 19,681        $ 10,575        $  6,937        $ 44,413        $ 16,677
      Fixed rate ...................................          25,653          16,584          18,805          68,170          42,990
   SFR construction ................................              12              15               7              40              23
   Second mortgage and other consumer ..............             584             687              84           1,912             225
   Commercial real estate ..........................             391             537             326           1,250             903
------------------------------------------------------------------------------------------------------------------------------------
         Total refinances ..........................        $ 46,321        $ 28,398        $ 26,159        $115,785        $ 60,818
====================================================================================================================================

SFR Loan Volume by Index:
   Short-term ARMs:
      Treasury indices .............................        $  4,020        $  5,002        $  5,903        $ 15,502        $ 15,524
      COFI .........................................             743           1,444             532           2,915           1,527
      Other ........................................           1,980           1,824              71           5,298              85
------------------------------------------------------------------------------------------------------------------------------------
         Total short-term ARMs .....................           6,743           8,270           6,506          23,715          17,136
   Medium-term ARMs ................................          21,905          10,615           5,290          42,948          12,913
   Fixed-rate mortgages ............................          38,973          31,565          31,291         110,567          70,948
------------------------------------------------------------------------------------------------------------------------------------
         Total SFR loan volume .....................        $ 67,621        $ 50,450        $ 43,087        $177,230        $100,997
====================================================================================================================================

(1) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.

(2) Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.

(3) Represents construction loans made directly to the intended occupant of a single-family residence.

(4) Includes loan refinancings entered into by both new and pre-existing loan customers.

WM-9
                         Washington Mutual, Inc.
                     Selected Financial Information
                          (dollars in millions)
                               (unaudited)

                                                                             Change from
                                                                            June 30, 2002    Sept. 30,       June 30,    Sept. 30,
                                                                        to Sept. 30, 2002        2002           2002         2001
-----------------------------------------------------------------------------------------------------------------------------------
Loans by Property Type and MBS
   Loans held in portfolio:
      SFR ..............................................................     $   2,603      $  87,773      $  85,170      $  82,174
      Specialty mortgage finance(1) ....................................           282         10,866         10,584          9,196
-----------------------------------------------------------------------------------------------------------------------------------
         Total SFR loans ...............................................         2,885         98,639         95,754         91,370
      SFR construction:
         Builder(2) ....................................................           (57)         1,704          1,761          2,307
         Custom(3) .....................................................            (2)           370            372            438
      Second mortgage and other consumer:
         Banking subsidiaries ..........................................           193         16,848         16,655         10,202
         Washington Mutual Finance .....................................            18          2,695          2,677          2,550
      Commercial business ..............................................           340          5,385          5,045          5,285
      Commercial real estate:
         Multi-family ..................................................           841         18,408         17,567         16,163
         Other commercial real estate ..................................            46          6,881          6,835          4,585
-----------------------------------------------------------------------------------------------------------------------------------
      Total loans held in portfolio ....................................         4,264        150,930        146,666        132,900
   Less: allowance for loan and lease losses ...........................           (40)        (1,705)        (1,665)        (1,295)
   Loans securitized and retained as MBS ...............................         2,574         21,918         19,344         25,009
-----------------------------------------------------------------------------------------------------------------------------------
      Total net loans held in portfolio and loans
        securitized and retained as MBS ................................         6,798        171,143        164,345        156,614
   Loans held for sale .................................................         5,293         26,440         21,147         18,035
-----------------------------------------------------------------------------------------------------------------------------------
      Total net loans and loans securitized and retained as MBS ........        12,091        197,583        185,492        174,649
   Purchased MBS .......................................................          (778)         4,576          5,354         12,208
-----------------------------------------------------------------------------------------------------------------------------------
      Total net loans and MBS ..........................................     $  11,313      $ 202,159      $ 190,846      $ 186,857
===================================================================================================================================

(1) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance.

(2) Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.

(3) Represents construction loans made directly to the intended occupant of a single-family residence.

                       Washington Mutual, Inc.
                   Selected Financial Information
                        (dollars in millions)
                             (unaudited)



                                                                                             June 30, 2002            Dec. 31, 2001
                                                                                         to Sept. 30, 2002        to Sept. 30, 2002
-----------------------------------------------------------------------------------------------------------------------------------
Rollforward of Loans Held for Sale
   Balance, beginning of period ..................................................               $  21,147                $  23,842
      Loans added through acquisitions ...........................................                       -                    6,717
      Loans originated and purchased/correspondent ...............................                  54,857                  140,990
      Loans transferred from loans held in portfolio .............................                     252                      990
      Loans transferred to loans held in portfolio ...............................                    (376)                    (376)
      Loans securitized and retained .............................................                  (2,731)                  (5,270)
      Loans sold .................................................................                 (46,620)                (138,807)
      Loan payments and other ....................................................                     (89)                  (1,646)
-----------------------------------------------------------------------------------------------------------------------------------
   Change in loans ...............................................................                   5,293                    2,598
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of period ........................................................               $  26,440                $  26,440
===================================================================================================================================


Rollforward of Loans Held in Portfolio
   Balance, beginning of period ..................................................               $ 146,666                $ 132,991
      Loans added through acquisitions ...........................................                       -                   16,225
      Loans originated and purchased/correspondent ...............................                  20,626                   57,959
      Loans transferred from loans held for sale .................................                     376                      376
      Loans transferred to loans held for sale ...................................                    (252)                    (990)
      Loans securitized and retained .............................................                     (48)                     (48)
      Loans sold .................................................................                    (761)                  (5,007)
      Loan payments and other ....................................................                 (15,677)                 (50,576)
-----------------------------------------------------------------------------------------------------------------------------------
   Change in loans ...............................................................                   4,264                   17,939
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of period ........................................................               $ 150,930                $ 150,930
===================================================================================================================================

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                    June 30, 2002      Dec. 31, 2001
                                                                to Sept. 30, 2002   to Sept. 30, 2002
-----------------------------------------------------------------------------------------------------
Rollforward of Mortgage Servicing Rights ("MSR")(1)
   Balance, beginning of period ..............................         $   6,489        $   6,241
      SFR:
         Additions through acquisitions ......................                 -              926
         Other additions .....................................               732            2,810
         Amortization ........................................              (713)          (1,696)
         Impairment ..........................................            (1,849)          (2,911)
         Sale of excess servicing ............................              (111)            (822)
-----------------------------------------------------------------------------------------------------
   Balance, end of period(2) .................................         $   4,548       $    4,548
=====================================================================================================

Rollforward of Valuation Allowance for MSR Impairment
   Balance, beginning of period ..............................         $   2,568        $   1,714
      Impairment .............................................             1,849            2,911
      Sale of excess servicing ...............................               (97)            (305)
-----------------------------------------------------------------------------------------------------
   Balance, end of period ....................................         $   4,320        $   4,320
=====================================================================================================

Rollforward of Loans Serviced for Others
   Balance, beginning of period ..............................         $ 477,309        $ 378,383
      SFR:
         Additions through acquisitions ......................                 -           49,242
         Other additions .....................................            52,910          162,067
         Loan payments and other .............................           (51,957)        (111,459)
      Net change in commercial real estate loans serviced
       for others.............................................                13               42
-----------------------------------------------------------------------------------------------------
   Balance, end of period ....................................         $ 478,275        $ 478,275
=====================================================================================================


                                                                                                             Sept. 30, 2002
                                                                                                                    Balance
---------------------------------------------------------------------------------------------------------------------------
Total Servicing Portfolio
      Loans serviced for others                                                                                   $ 478,275
      Servicing on retained MBS without MSR                                                                           6,718
      Servicing on owned loans                                                                                      164,696
      Subservicing portfolio                                                                                        144,494
---------------------------------------------------------------------------------------------------------------------------
   Total servicing portfolio                                                                                      $ 794,183
===========================================================================================================================


                                                                                                            Sept. 30, 2002
                                                                                           ----------------------------------------
                                                                                               Unpaid Principal    Weighted Average
                                                                                                 Balance             Servicing Fee
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  (in basis points,
                                                                                                                      annualized)
Loans Serviced for Others by Loan Type

      Government                                                                                      $ 67,969              54
      Agency                                                                                           308,467              35
      Private                                                                                           90,791              48
      Specialty home loans                                                                              11,048              50
-----------------------------------------------------------------------------------------------------------------------------------
   Total loans serviced for others(3)                                                                $ 478,275              40
===================================================================================================================================

(1)  Net of valuation allowance.
(2)  At September 30, 2002, aggregate MSR fair value was $4.57 billion.
(3)  Weighted average coupon (annualized) was 6.98% at September 30, 2002.

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)



                                        Change from
                                       June 30, 2002   Sept. 30,      % of    June 30,     % of   Sept. 30,     % of
                                   to Sept. 30, 2002       2002       total      2002     total       2001      total
---------------------------------------------------------------------------------------------------------------------
Real Estate Loans and MBS (1)
    Short-term ARMs:
      COFI .............................   $ (1,212)   $ 29,672        18%   $ 30,884       20%   $ 36,436       23%
      Treasury indices .................      1,922      39,891        24      37,969       24      37,547       23
      Other ............................      1,384      12,667(2)      8      11,283(2)     7      10,928(2)     7
---------------------------------------------------------------------------------------------------------------------
         Total short-term ARMs .........      2,094      82,230        50      80,136       51      84,911       53
   Medium-term ARMs ....................      5,535      49,016        29      43,481       28      34,706       22
   Fixed-rate loans ....................      2,009      29,597        18      27,588       18      29,440       18
   Fixed-rate MBS ......................        687       5,198         3       4,511        3      10,766        7
---------------------------------------------------------------------------------------------------------------------
         Total real estate loans and MBS   $ 10,325    $166,041       100%   $155,716      100%   $159,823      100%
=====================================================================================================================


(1)  Does not include specialty mortgage finance loans.

(2) The balance included the following amount of securities retained which bear COFI to LIBOR basis risk (dollars in billions):

                              Sept. 30, 2002:     $2.8
                              June 30, 2002:       2.8
                              Sept. 30, 2001:      2.8

                                                                      Quarter Ended                          Nine Months Ended
--------------------------------------------------------------------------------------------------   ---------------------------
                                                       Sept. 30,         June 30,       Sept. 30,        Sept. 30,      Sept. 30,
                                                            2002             2002            2001          2002           2001
--------------------------------------------------------------------------------------------------   ---------------------------
SFR Mortgage Banking (Expense) Income
   Loan servicing fees..............................    $    508        $     560       $     425      $  1,609          $ 928
   Loan subservicing fees...........................          34               38              11            87             15
   Amortization of MSR..............................        (713)            (504)           (293)       (1,696)          (624)
   MSR impairment...................................      (1,849)          (1,107)           (554)       (2,911)          (692)
   Other, net.......................................         (97)             (78)            (44)         (238)          (104)
--------------------------------------------------------------------------------------------------   --------------------------
      Net SFR loan servicing expense................      (2,117)          (1,091)           (455)       (3,149)          (477)
   Loan related income..............................         125              120              44           326            107
   Gain from mortgage loans.........................         402              220             275           873            677
   (Loss) gain from sale of originated MBS..........          (1)              18               5            19            100
--------------------------------------------------------------------------------------------------   --------------------------
      Total SFR mortgage banking (expense) income...    $ (1,591)       $    (733)      $    (131)     $ (1,931)         $ 407
==================================================================================================   ==========================

WM-13
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)


                                               Sept. 30, 2002       Dec. 31, 2001        Sept. 30, 2001
-------------------------------------------------------------------------------------------------------------
                                            Balance      Term (1)  Balance     Term (1)  Balance    Term (1)
-------------------------------------------------------------------------------------------------------------
                                                      (in months)           (in months)           (in months)
Deposits and Borrowings
   Deposits:
      Noninterest-bearing deposits ......   $ 27,639        N/A   $ 22,441        N/A   $ 18,671        N/A
      Interest-bearing checking accounts,
        savings accounts and MMDAs ......     79,273        N/A     47,779        N/A     41,503        N/A
      Interest-bearing time deposit
       accounts..........................     33,696         16     36,962         10     39,559          7
------------------------------------------------------------------------------------------------------------
         Total deposits(2) ..............    140,608               107,182                99,733
   Borrowings:
      Adjustable ........................     53,392          1     48,014          2     49,185          2
      Short-term fixed ..................     15,900          2     49,569          1     39,459          1
      Long-term fixed ...................     24,101         61     20,312         72     15,706         90
------------------------------------------------------------------------------------------------------------
         Total borrowings ...............     93,393               117,895               104,350
------------------------------------------------------------------------------------------------------------
            Total deposits and borrowings   $234,001              $225,077              $204,083
============================================================================================================

(1) Terms used are remaining term for deposits and fixed rate borrowings and term to reprice for adjustable rate borrowings.

(2) Includes custodial and escrow deposits of $16.02 billion at September 30, 2002, $10.11 billion at December 31, 2001 and $8.68 billion at September 30, 2001.




                                                              Sept. 30,        June 30,          Sept. 30,
                                                                   2002            2002               2001
-----------------------------------------------------------------------------------------------------------
Retail Checking Accounts (1)
    WMB and WMBfsb....................................        1,277,805       1,249,270          1,158,646
    WMB, FA...........................................        5,813,763       5,568,273          4,501,229
-----------------------------------------------------------------------------------------------------------
         Total retail checking accounts..............         7,091,568       6,817,543          5,659,875
===========================================================================================================

Retail Checking Account Activity (1)
   Net accounts opened during the quarter:
      WMB and WMBfsb.................................            28,535          30,830             19,891
      WMB, FA........................................           245,490         250,078            177,438
-----------------------------------------------------------------------------------------------------------
   Net new retail checking accounts..................           274,025         280,908            197,329
==========================================================================================================


(1)  Retail  checking  accounts  exclude  commercial   business  accounts.   The
     information provided refers to the number of accounts, not dollar volume.

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                                  Quarter Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                          Sept. 30,    June 30,     Mar. 31,   Dec. 31,    Sept. 30,
                                                                              2002        2002         2002       2001         2001
------------------------------------------------------------------------------------------------------------------------------------
Allowance for Loan and Lease Losses
   Balance, beginning of quarter .......................................   $ 1,665     $ 1,621     $ 1,404     $ 1,295     $ 1,170
   Allowance acquired through business combinations/other ..............        (7)          -         141           6           -
   Provision for loan and lease losses .................................       135         160         175         200         200
------------------------------------------------------------------------------------------------------------------------------------
                                                                             1,793       1,781       1,720       1,501       1,370
   Loans charged off:
      SFR ..............................................................        (9)        (11)        (11)         (3)         (6)
      Specialty mortgage finance .......................................        (9)         (8)         (9)        (10)         (4)
------------------------------------------------------------------------------------------------------------------------------------
            Total SFR charge offs ......................................       (18)        (19)        (20)        (13)        (10)
      Second mortgage and other consumer:
         Banking subsidiaries ..........................................       (22)        (22)        (21)        (16)        (12)
         Washington Mutual Finance .....................................       (44)        (46)        (43)        (41)        (36)
      Commercial business ..............................................       (22)        (46)        (26)        (38)        (19)
      Commercial real estate:
         Multi-family ..................................................        (1)          -           -           -           -
         Other commercial real estate ..................................        (2)         (5)         (2)          -          (5)
------------------------------------------------------------------------------------------------------------------------------------
            Total loans charged off ....................................      (109)       (138)       (112)       (108)        (82)
   Recoveries of loans previously charged off:
      SFR ..............................................................         2           -           -           -           -
      Second mortgage and other consumer:
         Banking subsidiaries ..........................................         3           3           3           1           1
         Washington Mutual Finance .....................................         5           5           5           4           5
      Commercial business ..............................................        10          14           5           5           1
      Commercial real estate:
          Multi-family .................................................         1           -           -           -           -
          Other commercial real estate .................................         -           -           -           1           -
------------------------------------------------------------------------------------------------------------------------------------
             Total recoveries of loans previously charged off ..........        21          22          13          11           7
------------------------------------------------------------------------------------------------------------------------------------
          Net charge offs ..............................................       (88)       (116)        (99)        (97)        (75)
------------------------------------------------------------------------------------------------------------------------------------
   Balance, end of quarter .............................................   $ 1,705     $ 1,665     $ 1,621     $ 1,404     $ 1,295
====================================================================================================================================

   Net charge offs (annualized) as a
     percentage of average loans held in portfolio .....................      0.24%       0.31%       0.26%       0.29%       0.22%
   Allowance as a percentage of total loans held in portfolio ..........      1.13%       1.14%       1.11%       1.06%       0.97%


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                           Sept. 30, June 30,  Mar. 31,  Dec. 31,  Sept. 30,
                                                               2002     2002      2002      2001       2001
------------------------------------------------------------------------------------------------------------
Nonperforming Assets ("NPAs") and Restructured Loans
  Nonaccrual loans(1):
    SFR .................................................   $1,068    $1,092    $1,177    $  974    $  771
    Specialty mortgage finance(2) .......................      426       420       418       358       301
------------------------------------------------------------------------------------------------------------
      Total SFR nonaccrual loans ........................    1,494     1,512     1,595     1,332     1,072
    SFR construction:
        Builder(3) ......................................       48        44        57        26        18
        Custom(4) .......................................        6         8        15        10         9
    Second mortgage and other consumer:
        Banking subsidiaries ............................       61        66        72        64        52
        Washington Mutual Finance .......................       92        88        91        84        78
    Commercial business .................................      186       177       186       159       126
    Commercial real estate:
        Multi-family ....................................       58        65        51        56        51
        Other commercial real estate ....................      243       272       324       299       320
------------------------------------------------------------------------------------------------------------
       Total nonaccrual loans ...........................    2,188     2,232     2,391     2,030     1,726
  Foreclosed assets:
    SFR .................................................      129       114       126       107       110
    Specialty mortgage finance ..........................       88        72        70        69        55
------------------------------------------------------------------------------------------------------------
      Total SFR foreclosed assets .......................      217       186       196       176       165
    SFR construction:
        Builder .........................................        8         7         8         4         4
        Custom ..........................................        -         -         -         1         -
    Second mortgage and other consumer:
        Banking subsidiaries ............................        8        11        12        11        16
        Washington Mutual Finance .......................        9         8         9         9         8
    Commercial business .................................       13        11        13        10        10
    Commercial real estate:
       Multi-family .....................................        -         -         -         -         1
       Other commercial real estate .....................       54        51        29        17        17
------------------------------------------------------------------------------------------------------------
       Foreclosed assets ................................      309       274       267       228       221
------------------------------------------------------------------------------------------------------------
       Total NPAs .......................................   $2,497    $2,506    $2,658    $2,258    $1,947
       As a percentage of total assets ..................     0.96%     0.96%    0.97%      0.93%     0.87%

   Restructured loans ...................................   $  112    $  119    $  130    $  118    $  128
------------------------------------------------------------------------------------------------------------
        Total NPAs and restructured loans ...............   $2,609    $2,625    $2,788    $2,376    $2,075
============================================================================================================


(1) Excludes nonaccrual loans held for sale of $105 million at September 30, 2002. Prior periods also reflect the exclusion of nonaccrual loans held for sale of $114 million, $122 million, $123 million, and $85 million at June 30, 2002, March 31, 2002, December 31, 2001 and September 30, 2001. Loans
     held for sale are accounted for at lower of aggregate cost or market value, with valuation changes included as adjustments to gain from mortgage loans.

(2) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance.

(3) Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.

(4) Represents construction loans made directly to the intended occupant of a single-family residence.

WM-16
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

The Company uses interest rate risk management contracts as tools to manage interest rate risk. The following tables summarize the key contractual terms associated with these contracts. Interest rate risk management contracts that are embedded with certain adjustable and fixed-rate borrowings, while not accounted for as derivatives under SFAS No. 133, have been included in the tables since they also function as interest rate risk management tools. The following estimated net fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Substantially all of the interest rate contracts are indexed to three-month LIBOR.

                                                                                            Sept. 30, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Maturity Range
------------------------------------------------------------------------------------------------------------------------------------
                                                          Counter-
                                                 Net      Party     Total
                                                Fair      Credit    Notional                                                  After
                                               Value      Risk      Amount    2002    2003      2004      2005       2006      2006
------------------------------------------------------------------------------------------------------------------------------------
Interest Rate Risk Management Contracts:
  Asset/Liability Management
    Pay-fixed swaps                           $(1,108) $     -
       Contractual maturity                                       $29,363   $  413   $8,166    $8,834  $ 3,130    $4,709    $ 4,111
       Weighted average pay rate                                    3.94%    3.11%    2.95%     4.03%    4.13%     4.39%      5.08%
       Weighted average receive rate                                1.81%    1.84%    1.81%     1.80%    1.80%     1.84%      1.82%
    Receive-fixed swaps                           553      553
       Contractual maturity                                       $ 4,322   $  100   $  600     $   -  $   530   $ 1,000    $ 2,092
       Weighted average pay rate                                    1.70%    3.31%    1.50%         -    1.11%     1.75%      1.81%
       Weighted average receive rate                                6.39%    8.25%    5.10%         -    5.37%     6.81%      6.74%
    Interest rate caps/collars/corridors          -          -
       Contractual maturity                                         $ 536   $   10   $  271     $ 191  $    64         -          -
       Weighted average strike rate                                 7.63%    8.63%    7.62%     8.14%     5.94%        -          -
    Payor swaptions                               5          5
       Contractual maturity (option)                              $ 5,000        -   $5,000         -        -         -          -
       Weighted average strike rate                                 6.12%        -    6.12%         -        -         -          -
       Contractual maturity (swap)                                      -        -        -         -        -   $ 1,000    $ 4,000
       Weighted average strike rate                                     -        -        -         -        -     6.05%      6.14%
    Embedded pay-fixed swaps                   (199)         -
       Contractual maturity                                       $ 2,750        -        -         -        -         -    $ 2,750
       Weighted average pay rate                                    4.73%        -        -         -        -         -      4.73%
       Weighted average receive rate                                1.81%        -        -         -        -         -      1.81%
    Embedded caps                                 1          1
       Contractual maturity                                         $ 655        -   $  155     $ 500        -         -          -
       Weighted average strike rate                                 7.63%        -    7.25%     7.75%        -         -          -
    Embedded payor swaptions(1)                  21         21
       Contractual maturity (option)                              $ 6,400        -   $5,900     $ 500        -         -          -
       Weighted average strike rate                                 6.14%        -    6.13%     6.21%        -         -          -
       Contractual maturity (swap)                                      -        -        -         -        -    $3,750    $ 2,650
       Weighted average strike rate                                     -        -        -         -        -     5.99%      6.34%
------------------------------------------------------------------------------------------------------------------------------------
           Total asset/liability management $  (727)   $   580    $49,026
====================================================================================================================================
  MSR Risk Management
    Receive-fixed swaps                     $ 1,665    $ 1,665
       Contractual maturity                                       $12,075        -        -         -        -         -   $ 12,075
       Weighted average pay rate                                    1.84%        -        -         -        -         -      1.84%
       Weighted average receive rate                                5.93%        -        -         -        -         -      5.93%
   Floors                                       248        248
       Contractual maturity                                       $ 3,900        -        -         -        -         -    $ 3,900
       Weighted average strike rate                                 6.09%        -        -         -        -         -      6.09%
   Receiver swaptions                           692        692
       Contractual maturity (option)                              $ 5,400   $  250   $  300     $ 300  $ 4,550         -          -
       Weighted average strike rate                                 6.51%    5.69%    5.42%     5.99%    6.66%
       Contractual maturity (swap)                                      -        -        -         -        -         -    $ 5,400
       Weighted average strike rate                                     -        -        -         -        -         -      6.51%
------------------------------------------------------------------------------------------------------------------------------------
           Total interest rate contracts      2,605      2,605   $ 21,375 (2)
     FNMA 15y 5% TBA                              9          9
       Contractual maturity                                      $    350   $  350        -         -        -         -          -
       Weighted average price                                        99.01    99.01
     FNMA 30y 5.5% TBA                           30         30
        Contractual maturity                                      $ 1,375   $1,375        -         -        -         -          -
       Weighted average price                                       98.98     98.98
     FNMA 30y 6% TBA                              7          7
       Contractual maturity                                       $   300   $  300        -         -        -         -          -
       Weighted average price                                       100.44  100.44
------------------------------------------------------------------------------------------------------------------------------------
           Total forward purchase commitments    46         46    $ 2,025
------------------------------------------------------------------------------------------------------------------------------------
           Total MSR risk management        $ 2,651    $ 2,651    $23,400
====================================================================================================================================
           Total interest rate
            risk management contracts       $ 1,924    $ 3,231    $72,426
====================================================================================================================================

(1)  Embedded interest rate swaptions are exercisable upon maturity.
(2) Interest rate contracts decreased net interest income by $146 million and $275 million for the three months and nine months ended September 30, 2002.

WM-17
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

The Company uses interest rate risk management contracts as tools to manage interest rate risk. The following tables summarize the key contractual terms associated with these contracts. Interest rate risk management contracts that are embedded with certain adjustable-rate borrowings, while not accounted for as derivatives under SFAS No. 133, have been included in the tables since they also function as interest rate risk management tools. The following estimated net fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

                                                                                             June 30, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Maturity Range
------------------------------------------------------------------------------------------------------------------------------------
                                                   Counter-
                                             Net   Party     Total
                                            Fair   Credit    Notional                                                      After
                                           Value   Risk      Amount     2002       2003      2004      2005       2006      2006
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Interest Rate Risk Managment Contracts:
  Asset/Liability Management
    Pay-fixed swaps                       $ (356) $  10
       Contractual maturity                                 $30,509   $    713    $ 8,166    $8,834   $ 3,130     $ 4,708   $ 4,958
       Weighted average pay rate                              4.00%      4.44%      2.95%     4.03%     4.13%       4.39%     5.17%
       Weighted average receive rate                          1.93%      1.94%      1.93%     1.90%     1.88%       1.92%     2.03%
    Receive-fixed swaps                      332    335
       Contractual maturity                                 $ 4,380          -      $ 600    $    -   $   530     $ 1,000   $ 2,250
       Weighted average pay rate                              1.84%          -      1.52%         -     1.51%       1.90%     1.97%
       Weighted average receive rate                          6.39%          -      5.10%         -     5.37%       6.81%     6.80%
    Interest rate caps/collars/corridors       -      -
       Contractual maturity                                   $ 755   $    229    $   271    $  191   $    64           -         -
       Weighted average strike rate                           7.52%      7.32%      7.62%     8.14%     5.94%           -         -
    Payor swaptions                           30     30
       Contractual maturity (option)                        $ 5,000          -    $ 5,000         -         -           -         -
       Weighted average strike rate                           6.12%          -      6.12%         -         -           -         -
       Contractual maturity (swap)                                -          -          -         -         -     $ 1,000   $ 4,000
       Weighted average strike rate                               -          -          -         -         -       6.05%     6.14%
    Embedded pay-fixed swaps                 (71)     -
       Contractual maturity                                 $ 2,750          -          -         -         -           -   $ 2,750
       Weighted average pay rate                              4.89%          -          -         -         -           -     4.89%
       Weighted average receive rate                          1.93%          -          -         -         -           -     1.93%
    Embedded caps                              1      1
       Contractual maturity                                   $ 669          -    $   169    $  500         -           -         -
       Weighted average strike rate                           7.62%          -      7.25%     7.75%         -           -         -
    Embedded payor swaptions(1)               57     57
       Contractual maturity (option)                        $ 6,400          -    $ 5,900    $  500         -           -         -
       Weighted average strike rate                           6.14%          -       6.13%    6.21%         -           -         -
       Contractual maturity (swap)                                -          -          -         -         -     $ 3,750   $ 2,650
       Weighted average strike rate                               -          -          -         -         -       5.99%     6.34%
------------------------------------------------------------------------------------------------------------------------------------
           Total asset/liability
             management                     $ (7) $ 433     $50,463
====================================================================================================================================
  MSR Risk Management
    Receive-fixed swaps                   $  533  $ 533
       Contractual maturity                                 $11,575          -          -         -         -           -   $11,575
       Weighted average pay rate                              1.95%          -          -         -         -           -     1.95%
       Weighted average receive rate                          5.93%          -          -         -         -           -     5.93%
   Floors                                    110    110
       Contractual maturity                                 $ 3,750          -          -         -         -           -   $ 3,750
       Weighted average strike rate                           6.15%          -          -         -         -           -     6.15%
    Receiver swaptions                       447    447
       Contractual maturity (option)                        $ 7,650   $  2,000    $   300    $  300   $ 5,050           -         -
       Weighted average strike rate                           6.38%      5.83%      5.42%     5.99%     6.67%           -         -
       Contractual maturity (swap)                                -          -          -         -         -           -   $ 7,650
       Weighted average strike rate                               -          -          -         -         -           -     6.38%
    Embedded floors (2)                      221    221
       Contractual maturity                                 $ 8,600          -          -         -         -           -   $ 8,600
       Weighted average strike rate                           6.02%          -          -         -         -           -     6.02%
------------------------------------------------------------------------------------------------------------------------------------
           Total MSR risk management      $1,311 $1,311     $31,575
====================================================================================================================================
Total interest rate
 risk mangement contracts                 $1,304 $1,744     $82,038 (3)
====================================================================================================================================

(1)  Embedded interest rate swaptions are exercisable upon maturity.
(2) At June 30, 2002, none of these contracts were effective. $5.78 billion and $2.82 billion of these contracts will become effective in June 2003 and July 2003. Once effective, the floors reprice every three months.
(3) Interest rate contracts decreased net interest income by $92 million and $129 million for the three months and six months ended June 30, 2002.